Exhibit 10.7

SECOND AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER

PROFIT SHARING PLAN

(as amended and restated effective as of September 20, 2010)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of September 20, 2010) (the “Plan”), the Plan is hereby amended effective January 1, 2012 in the following respects:

1. Section 7.1(c)(2) is amended in its entirety and a new Section 7.1(c)(3) is added, to read as follows:

(2) Procedural. An investment election shall be made in such manner as the Administrator shall direct. The Administrator shall have the power and authority in its sole, absolute and uncontrolled discretion to prescribe rules and procedures applicable to this investment election feature. Without limitation, this may include rules and procedures which limit the frequency of changes to elections, prescribe times for making elections, including new elections when a core investment fund (referred to in (1)(A) above) is eliminated or when the Administrator determines to implement a re-enrollment, regulate the amount or increment a Participant may allocate to a particular fund or the self-directed brokerage account, require or allow an election (or election change) to relate only to future contributions, specify how an election may apply to the subaccounts within an Account and provide for the investment of an Account of a Participant who fails to make an investment election when required to do so, as more fully described in (3) below.

(3) Default Investment Alternative. The Administrator may designate one or more default investment alternatives and may prescribe the circumstances in which a Participant’s Account (or portion thereof) is to be invested in a default investment alternative. Such circumstances may include, without limitation, when an original investment election is not correctly and timely made by a Participant, when a core investment fund (referred to in (1)(A) above) is eliminated and a new election is not correctly and timely made by a Participant for any amounts in that fund, or in a re-enrollment in which Participants are required to make new investment elections, and a Participant does not respond with a correct and timely investment election.

The Administrator may administer the default investment alternatives in a manner intended to qualify for the safe harbor of ERISA §404(c)(5). Neither the Administrator, the Employer, nor the Trustee shall have any fiduciary responsibility in connection with the failure of a Participant to make an investment election when required to do so, or the resulting investment of his Account (or portion thereof) in a default investment alternative.

2. Section 8.6(d) of the Plan is hereby amended in its entirety to read as follows:

(d) Cash-Out Distributions.

(1) $5,000 and Under Cash-Out. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a single sum, provided that the value of the Participant’s nonforfeitable benefit under the Plan (including the value of a Participant’s Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), determined as of the date of distribution, does not exceed $5,000, and such payment is made before payment otherwise begins. Such single sum shall be paid as soon as administratively feasible after the amount otherwise becomes distributable under the Plan.

(2) Default Method of Payment. In the event of such a cash-out under (1) above (also referred to in Section 9.1(c)), if the Participant does not affirmatively make an election as to whether to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive such distribution directly in accordance with Section 9.3, then the Administrator will pay the distribution as follows:

(A) Roth Accounts. If the portion of the distribution attributable to the Roth 401(k) Account and the Roth Rollover Account in the aggregate exceeds $1,000, then the Administrator will pay such portion of the distribution in a direct rollover to an individual retirement plan designated by the Administrator. If the portion of the distribution attributable to the Roth 401(k) Account and the Roth Rollover Account in the aggregate is $1,000 or less, then the Administrator will pay such portion of the distribution directly to the Participant.

(B) Non-Roth Accounts. If the portion of the distribution attributable to the non-Roth subaccounts (that is, all subaccounts other than the Roth 401(k) Account and the Roth Rollover Account) in the aggregate exceeds $1,000, then the Administrator will pay such portion of the distribution in a direct rollover to an individual retirement plan designated by the Administrator. If the portion of the distribution attributable to the non-Roth subaccounts in the aggregate is $1,000 or less, then the Administrator will pay such portion of the distribution directly to the Participant.

IN WITNESS WHEREOF, Fifth Third Bank has caused this Amendment to be adopted as of this      day of             , 2012.

FIFTH THIRD BANK

BY: